UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2013

CHINA VANTAGEPOINT ACQUISITION COMPANY

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	000-54269	98-0677690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 NE 15th Street, Suite 200 Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 981-6888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification to Rights of Security Holders.

Effective as of February 25, 2013, China VantagePoint Acquisition Company (the “Company”) amended and restated its Articles of Association in order to permit the Company to continue its existence after February 25, 2013. In connection therewith (i) the Company will distribute a pro-rata portion of the Company’s trust account to holders of the Company’s subunits issued in its initial public offering (approximately $5.98 per subunit), (ii) the Company will redeem 99 out of every 100 subunits issued in its initial public offering (the “Redemption”) and (iii) the Company’s shareholders will not have the right to receive a liquidating distribution of any net assets outside of the Company’s trust account.

A copy of the Company’s Amended and Restated Articles of Association, as approved by the Company’s shareholders is attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.01	Changes in Control of Registrant

As a result of the Redemption, Wei Li, the Company’s chief executive officer and director, Yiting Liu, co-chairperson of the board of directors of the Company, and Ye (Sophie) Tao, co-chairperson of the board of directors of the Company, hold an aggregate of approximately 96.6% of the Company’s outstanding ordinary shares. The description of the Redemption included under Item 3.03 hereof is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 25, 2013, the Company held a special meeting of its shareholders (the “Special Meeting”). The Company’s independent inspector of elections reported the vote of the stockholders as follows:

1.                  Proposal 1:Proposal to amend the Company’s Articles of Association to continue its existence after February 25, 2013 (“Proposal 1”).

Votes For	Votes Against	Abstentions
3,032,338	184,500	0

2.                  Proposal 2: Proposal to not require the Company to comply with Articles 157-163 of the Articles of Association (which govern the activities of the Company while it is a SPAC) after the earlier to occur of a consummation of a business combination or the liquidation of the Trust Account.

Votes For	Votes Against	Abstentions
3,002,338	184,500	30,000

Item 8.01	Other Events

On February 26, 2013, the Company issued a press release relating to the announcement of the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description

3.1	Amended and Restated Articles of Association.

99.1	Press release dated February 26, 2013.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2013	CHINA VANTAGEPOINT ACQUISITION COMPANY

	By:	/s/ Wei Li
		Name:	Wei Li
		Title:	Chief Executive Officer

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